SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 28, 2010

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

1-3525	New York	13-4922640
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

APPALACHIAN POWER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

1-3457	Virginia	54-0124790
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

COLUMBUS SOUTHERN POWER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

1-2680	Ohio	31-4154203
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

INDIANA MICHIGAN POWER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

1-3570	Indiana	35-0410455
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

OHIO POWER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

1-6543	Ohio	31-4271000
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

PUBLIC SERVICE COMPANY OF OKLAHOMA
(Exact Name of Registrant as Specified in Its Charter)

0-343	Oklahoma	73-0410895
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

SOUTHWESTERN ELECTRIC POWER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

1-3146	Delaware	72-0323455
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 28, 2010, American Electric Power Company, Inc., Appalachian Power Company, Columbus Southern Power Company, Indiana Michigan Power Company, Ohio Power Company, Public Service Company of Oklahoma and Southwestern Electric Power Company (collectively, the “Borrowers”) reduced the available commitments from $627,250,000 to $478,000,000 under their 3-Year Credit Agreement, dated as of April 4, 2008 (the “Agreement”), as amended by an Amendment, dated as of April 25, 2008 (the Agreement, as so amended, the “Credit Agreement”) among the Borrowers, the Lenders party thereto, the Swingline Bank party thereto, the LC Issuing Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Such reduction in the available commitments was done ratably amongst the Lenders in accordance with the Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.
APPALACHIAN POWER COMPANY
COLUMBUS SOUTHERN POWER COMPANY
INDIANA MICHIGAN POWER COMPANY
OHIO POWER COMPANY
PUBLIC SERVICE COMPANY OF OKLAHOMA
SOUTHWESTERN ELECTRIC POWER COMPANY

By:	/s/ Thomas G. Berkemeyer
Name:	Thomas G. Berkemeyer

June 28, 2010